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                                       Registration Statement File No. 333-31803
                                                Filed pursuant to Rule 424(b)(3)


                                  STICKER TO

                                  PROSPECTUS
                                  ----------

                             MICROSOFT CORPORATION
                             154,898 Common Shares
                        Par Value of $.000025 Per Share

                 The Date of this Sticker is August 22, 1997.


This sticker serves to correct a typographical error contained in the Prospectus of Microsoft Corporation dated July 22, 1997 (the "Prospectus"). The number of shares of Microsoft Common Stock held by Selling Shareholders, Robert E. Kresko and Walter G. Stern, Trustee, were transposed. The number of Microsoft Common Stock held by Robert E. Kresko should be 531, not 213 as stated. The number of shares of Microsoft Common Stock held by Walter G. Stern, Trustee, should be 213, not 531 as stated.

THIS STICKER IS PART OF THE PROSPECTUS AND MUST ACCOMPANY THE PROSPECTUS TO SATISFY PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.